UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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☐	Soliciting Material Pursuant to §240.14a-12

CNL Healthcare Properties, Inc.

(Name of Registrant as Specified in its Charter)

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CNL HEALTHCARE PROPERTIES, INC.

PROXY STATEMENT

The 2024 Annual Meeting of Stockholders

of CNL Healthcare Properties, Inc. will be held as follows:

Date:	Wednesday, November 20, 2024

Time:	10:00 a.m. ET

Place:	CNL Center at City Commons Tower I, 13th Floor 450 South Orange Avenue Orlando, Florida 32801

This Proxy Statement, the Notice of Annual Meeting and the enclosed proxy card are first being sent or given to stockholders on or about September 23, 2024. You must register in advance to attend the Annual Meeting in person. Please see registration instructions in the Proxy Statement.

September 23, 2024

Notice of Annual Meeting of Stockholders to be held on November 20, 2024

The 2024 Annual Meeting of Stockholders of CNL Healthcare Properties, Inc. will be held as follows:

Date	Wednesday, November 20, 2024

Time	10:00 a.m. ET

Place	CNL Center at City Commons
Tower I, 13th Floor
450 South Orange Avenue
Orlando, Florida 32801

Items of Business	We are holding the Annual Meeting of the stockholders of CNL Healthcare Properties, Inc. for stockholders to consider and vote upon the following matters:

1.  The election of five director nominees named in the accompanying proxy statement.

2.  The ratification of the selection of our independent auditor.

3.  Such other matters as may properly come before the meeting.

Record Date	Stockholders of record as of the close of business on September 6, 2024 will be entitled to vote at the meeting.

Voting	You may vote prior to the meeting by telephone, internet or mail, or you may vote your shares in person at the Annual Meeting. Please refer to the instructions under “Voting Methods” in the accompanying Proxy Statement Summary. To attend the Annual Meeting in person, please refer to the instructions under “Voting and Attendance Information” in the accompanying Proxy Statement.

By order of the Board of Directors,

Tracey B. Bracco, Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to

be Held on November 20, 2024: The proxy statement and annual report to stockholders are available on our website at CNLHealthcareProperties.com and at www.proxyvote.com.

i

Stockholder Proposals and Nominations for the 2024 Annual Stockholders’ Meeting	19

Solicitation of Proxies	20

Elimination of Duplicative Annual Meeting Materials	20

Other Matters	20

Annex 1 – Form of Proxy

Annex 2 – Voting Reminder Flyer

ii

CNL HEALTHCARE PROPERTIES, INC.

2024 Proxy Statement Summary

Provided below are highlights of certain information contained in this proxy statement. As it is only a summary, please refer to the complete proxy statement before you vote.

Throughout this proxy statement, the terms “we,” “us,” “our,” the “Company,” and “CNL Healthcare Properties” refer to CNL Healthcare Properties, Inc.

Annual Meeting Information

Date	Wednesday, November 20, 2024

Time	10:00 a.m. ET

Place	CNL Center at City Commons, Tower I, 13th Floor, 450 South Orange Avenue, Orlando, Florida 32801

Record Date	September 6, 2024

Attending the Meeting	Please see Voting and Attendance Information beginning on page 18 for information regarding attending the meeting in person.

Voting Methods	Stockholders as of the record date are entitled to vote by internet, by phone, or by completing and returning their proxy card or voting instruction card. If you hold your shares in street name, please see Voting and Attendance Information beginning on page 18 for more information about voting.

Vote by internet at www.proxyvote.com using the control number on your proxy card or Notice Regarding the Availability of Proxy Materials.

Vote by telephone by calling 1-800-690-6903 and using the control number on your proxy card or Notice Regarding the Availability of Proxy Materials.

To vote by mail, mark, sign and date the proxy card and return it in the accompanying envelope (if you received these materials by mail). If you did not receive these materials by mail, you may also request a paper copy of the proxy card and submit your vote by mail.

You may attend the meeting and vote in person. Even if you plan to attend the meeting, you are encouraged to vote by proxy prior to the meeting in one of the above ways. If you attend the meeting and wish to vote in person, your proxy will not be used.

Voting Matters and Vote Recommendation

Matter	Board Vote Recommendation	Page Reference
1. Election of Directors	FOR each director nominee	2

2. Ratification of Appointment of Independent Auditor	FOR	16

Item 1 – Election of Directors

Our Board of Directors (the “Board”) has nominated the five directors listed below to be elected to one-year terms expiring at the 2025 Annual Stockholders’ Meeting. Each of these nominees is currently serving on the Board, and each has consented to serve if elected. If any nominee is unable to serve, the shares represented by valid proxies will be voted for the election of such other person as the Board may designate.

Director Criteria, Qualifications and Experience

Each director is responsible for identifying and recommending qualified individuals to become Board members. The Board does not have a formal policy regarding diversity and considers many factors with regard to each candidate, including nominees recommended by stockholders. In evaluating nominees for director, the Board considers, among other things, the individual’s character and professional ethics, judgment, integrity, diversity, prior professional experience, background, the interplay of the candidate’s experience with the experience of other Board members, the extent to which the candidate would be desirable as a member of the Board’s Audit Committee, and the candidate’s willingness to devote substantial time and effort to Board responsibilities.

Director Nominees

The Board of Directors recommends a vote FOR each of these nominees to hold office for a term expiring at the 2025 Annual Stockholders’ Meeting or until their successors are elected and qualified.

James M. Seneff, Jr. Age 78 Director since 2018 Chairman of the Board since 2018	Other Directorships CNL Strategic Capital, LLC

Mr. Seneff, Chairman of the Board and Director. On December 7, 2017, Mr. Seneff was re-appointed to serve as chairman of the Board and director of the Company. Mr. Seneff previously served as chairman of the Board of the Company from May 2011 to June 2016, and as a director since inception in June 2010 to June 2016. Mr. Seneff has served as the chairman of the board of directors of CNL Healthcare Corp., our advisor (the “Advisor”), since its inception in June 2010. In December 2017, Mr. Seneff was appointed as director and chairman of the board of CNL Strategic Capital, LLC, a public, non-traded operating company formed to acquire debt and equity securities of middle market U.S. businesses. Mr. Seneff served as chairman of the board of directors and a director of CNL Lifestyle Properties, Inc., a public, non-traded REIT from (2003 to 2017), a director of the managing member of its former advisor, CNL Lifestyle Company, LLC (2003 to December 2010), and a director of its successor advisor, CNL Lifestyle Advisor Corporation (December 2010 to 2017). Mr. Seneff also served as chairman of the board of directors and a director of CNL Growth Properties, Inc., a public, non-traded REIT, from August 2009 and December 2008, respectively, to June 2016, and has served as a manager of its advisor, CNL Global Growth Advisors, LLC, from 2008 to 2017. Mr. Seneff also served as chairman of the board of directors and a director of Global Income Trust, Inc., another public, non-traded REIT, from April 2009 until its dissolution in December 2015, and served as manager of its advisor until December 2016. Mr. Seneff is the sole member of CNL Holdings, LLC (“CNL Holdings”) and has served as the chairman, chief executive officer and/or president of several of CNL Holdings’ subsidiaries, including chief executive officer and president (2008 to 2013), and as chairman from 2013 to present of CNL Financial Group, LLC, our sponsor (the “Sponsor”), and as executive chairman (January 2011 to present), chairman (1988 to January 2011), chief executive officer (1995 to January 2011) and president (1980 to 1995) of CNL Financial Group, Inc., a diversified real estate company. Mr. Seneff also has served on the board of directors of the following CNL Holdings’ affiliates: CNL Hotels & Resorts, Inc., a public, non-traded REIT (1996 to April 2007), and its advisor, CNL Hospitality Corp. (1997 to June 2006 (became self-advised)); CNL Retirement Properties, Inc., a public non-traded REIT, and its advisor, CNL Retirement Corp. (1997 to October 2006); CNL Restaurant Properties, Inc., a public non-traded REIT, and its advisor (1994 to 2005 (became self-advised)); Trustreet Properties, Inc. (“Trustreet”), a publicly traded REIT (2005 to February 2007); National Retail Properties, Inc., a publicly traded REIT (1994 to 2005); CNL Securities Corp., a FINRA-registered broker-dealer and the managing dealer of our offerings (1979 to 2013); and CNL Capital Markets Corp. (1990 to 2017). Mr. Seneff was also the chairman and a principal stockholder of CNL Bancshares, Inc. (1999 to 2015), which owned CNL Bank until it merged into Valley National Bank in 2015. Mr. Seneff received his B.A. in business administration from Florida State University.

As a result of these professional and other experiences, Mr. Seneff possesses particular knowledge of real estate acquisitions, ownership and dispositions in a variety of public and private real estate investment vehicles, which strengthens the Board’s collective knowledge, capabilities and experience. Mr. Seneff is principally responsible for overseeing the formulation of our strategic objectives.

Stephen H. Mauldin Age 55 Director since 2016 Vice Chairman of the Board since 2016 Chief Executive Officer and President since April 2012 and September 2011, respectively	Other Directorships

Mr. Mauldin, Vice Chairman of the Board and Director. Mr. Mauldin has served as vice chairman of the Board and a director since June 2016, as our president since September 2011 and as our chief executive officer since April 2012. Mr. Mauldin is primarily responsible for overseeing the formulation and execution of our strategic objectives. Mr. Mauldin has also served as president and chief executive officer of our Advisor since September 2011 and January 2018 respectively and as chief operating officer from September 2011 to July 2018. Mr. Mauldin served as a director of CNL Healthcare Properties II, Inc., a public, non-traded REIT, from November 2015, as vice chairman of its board of directors from November 2015 to December 2017, as chairman of its board of directors from January 2018 and as its chief executive officer and president from July 2015 until its dissolution in March 2020. Mr. Mauldin has served as manager and president of CHP II Advisors, LLC since July 2015, and as chief executive officer of CHP II Advisors since January 2018. Mr. Mauldin also served as chief operating officer of CHP II Advisors from July 2015 to July 2018. Mr. Mauldin also served as president (from September 2011), chief executive officer (since April 2012) and chief operating officer (September 2011 to April 2012) of CNL Lifestyle Properties, Inc., a public-non-traded REIT, until its dissolution in December 2017, as well as president and chief operating officer of CNL Lifestyle Advisor Corporation, its advisor, from September 2011 to December 31, 2017. Mr. Mauldin also served as president of CNL Growth Properties, Inc., a public, non-traded REIT, from March 2016 and as chief executive officer from August 2016 until its dissolution in October 2017. Mr. Mauldin has served on the board of directors of Burroughs & Chapin Company, Inc., a South Carolina based retail properties-focused real estate investment trust, since May 2021; and as advisory board member of the Douglas Company, an Ohio and Florida-based commercial general contractor, since July 2024.

Prior to joining the Company, Mr. Mauldin served as a consultant to Crosland, LLC, a privately held real estate development and asset management company headquartered in Charlotte, North Carolina, from March 2011 through August 2011. He previously served as Crosland’s chief executive officer, president and a member of its board of directors from July 2010 until March 2011. Mr. Mauldin originally joined Crosland in August 2006 and served as its chief financial officer from July 2009 to July 2010 and as president of Crosland’s mixed-use and multi-use development division prior to his appointment as chief financial officer. Prior to joining Crosland, LLC, from

1998 to August 2006, Mr. Mauldin was a co-founder and served as a partner of Crutchfield Capital, LLC, a privately held investment and operating company with a focus on active control investment in small and medium-sized operating companies based in the southeastern United States. From 1996 to 1998, Mr. Mauldin held various positions in the capital markets group and the office of the chairman of Security Capital Group, Inc., William D. Sanders. Prior to its sale in 2002, Security Capital Group owned controlling interests in 18 public and private real estate operating companies (eight of which were NYSE-listed) with a total market capitalization of over $26 billion. Mr. Mauldin began his business career in the commercial and commercial real estate lending industry working for banking institutions now known as Bank of America, N.A. and Wells Fargo, N.A. Mr. Mauldin graduated with a B.S. in finance with a minor in accounting from The University of Tampa and received an M.B.A. with majors in real estate, finance, managerial economics, and accounting and information systems from the J.L. Kellogg Graduate School of Management at Northwestern University.

As a result of these professional and other experiences, Mr. Mauldin possesses particular knowledge of real estate investment, including acquisition, development, financing, operation, and disposition, which strengthens the Board’s collective knowledge, capabilities and experience.

J. Chandler Martin Age 73 Independent Director since 2012 Former Corporate Treasurer, Bank of America	Committees Audit Committee (Chair and Financial Expert) Valuation Committee Special Committee

Mr. Martin, Independent Director and Audit Committee Financial Expert. Mr. Martin has been an independent director and has served as our audit committee financial expert since July 2012. Mr. Martin served as independent director and audit committee financial expert of CNL Healthcare Properties II, Inc., a public-non-traded REIT, from January 2016 to September 2018. Mr. Martin served as Corporate Treasurer of Bank of America, a banking and financial services company, from 2005 until March 2008. During his 27 years at Bank of America, Mr. Martin held a number of line and risk management roles, including leadership roles in commercial real estate risk management, capital markets risk management, and private equity investing. As corporate treasurer, he was responsible for funding, liquidity, and interest rate risk management. From 2003 to 2005, Mr. Martin was Bank of America’s enterprise market and operational risk executive, and from 1999 until 2003 he served as the risk management executive for Bank of America’s global corporate and investment banking. From April 2008 through July 2008, following his retirement, Mr. Martin served as a member of the Counterparty Risk Management Policy Group III (“CPMPG III”), co-chaired its Risk Monitoring and Risk Management Working Group, and participated in the production of CPMPG III’s report: “Containing Systemic Risk: The Road to Reform,” a forward-looking and integrated framework of risk management best practices. Mr. Martin returned to Bank of America in October 2008 to assist with the integration process for enterprise risk management following Bank of America’s acquisition of Merrill Lynch. After working on the transition, Mr. Martin served as Bank of America’s enterprise credit and market risk executive until July 2009. Between October 2011 until its acquisition in October 2016, Mr. Martin served as a director of CommunityOne Bancorporation, a community bank holding company headquartered in Asheboro, North Carolina. He also served on the board of directors of Burroughs & Chapin Company, Inc., a South Carolina based real estate investment trust, serving on the audit, personnel and compensation committees. He also serves on the board of directors of Wings Capital Partners LLC, a California based aviation finance company. He serves as a member of the advisory board of Corrum Capital Management, an alternative investment management firm. Mr. Martin attained an M.B.A. from Samford University and a B.A. in economics from Emory University.

As a result of these professional and other experiences, Mr. Martin possesses particular knowledge of, among other things, systems of internal controls, risk management best practices, sound corporate governance, and the relationship between liquidity, leverage and capital adequacy, which strengthens the Board’s collective knowledge, capabilities and experience.

Michael P. Haggerty Age 71 Independent Director since 2012 President, Kamimac, LLC	Committees Audit Committee Valuation Committee Special Committee

Mr. Haggerty, Independent Director. Mr. Haggerty joined the Board as an independent director in April 2012. Mr. Haggerty was a partner at Jackson Walker, LLC, a Dallas-based law firm, for more than 37 years, where he headed the Firm’s finance group. Mr. Haggerty’s commercial real estate practice included the negotiation, structuring, and documentation of interim and permanent financing of office buildings, shopping centers, retirement facilities, restaurants, industrial properties, and multi-family residential projects. The credit facilities involved both single asset and portfolio transactions; multi-state transactions; partnerships, corporations, REITs, conduits, and pension funds; equity participations; loan participations; letters of credit; multi-creditor facilities; and commercial and residential mortgage warehouse lines of credit. In January 2016, Mr. Haggerty left Jackson Walker, LLC to become the executor of the Estate of Bert Fields, Jr. The estate owned extensive oil and gas properties, the controlling ownership interest of North Dallas Bank & Trust and a ranching operation. In that role, Mr. Haggerty served as the President of Fields Oil & Gas Company, LLC and Fields Cattle Company, LLC. Mr. Haggerty is a director of North Dallas Bank & Trust Co., serving on the executive, audit, loan, investment, marketing and compensation committees. Mr. Haggerty is also President of a private family investment company, Kamimac, LLC. Active in the Dallas community, Mr. Haggerty was chairman of the board for the Dallas Zoo, the YMCA of Metropolitan Dallas and Momentous Institute. He is a past president of the Salesmanship Club of Dallas which sponsors the CJ Cup Byron Nelson, a top PGA tournament. Mr. Haggerty serves currently on the board of the Salesmanship Club Foundation and the Stallings Award Foundation. Mr. Haggerty attained a B.B.A. from the University of Georgia and a J.D. from the University of Virginia School of Law. Since 1978, Mr. Haggerty is admitted to practice law in the state of Texas.

As a result of these professional and other experiences, Mr. Haggerty possesses particular knowledge of real estate and commercial law, which strengthens the Board’s collective knowledge, capabilities and experience.

J. Douglas Holladay Age 77 Independent Director since 2012 General Partner, Elgin Capital Partners	Committees Audit Committee Valuation Committee Special Committee

Mr. Holladay, Independent Director. Mr. Holladay has been an independent director since April 2012. Mr. Holladay has served as a general partner of Elgin Capital Partners, a private energy company based in Denver from 2008 to the present. From 1999 to 2008, Mr. Holladay was co-founder of a middle market private equity fund, Park Avenue Equity Partners. Since 2011, Mr. Holladay has been a guest columnist for the online Washington Post and is an adjunct professor at Georgetown University. From 2009 to the present, Mr. Holladay has served on the board of directors of Miraval, a privately held luxury resort and spa located in Arizona. From July 2004 to April 2007, Mr. Holladay served as a director of CNL Hotels & Resorts, Inc., a public non-traded REIT affiliated with CNL. From 2004 until July 2008, Mr. Holladay also served as an advisor to Providence Capital (now CNL Opportunity Fund), a hedge fund based in Minnesota. Previously, Mr. Holladay held senior positions at Goldman, Sachs & Co., the U.S. State Department and the White House. While a diplomat, Mr. Holladay was accorded the personal rank of ambassador. Between 2000 and 2009, Mr. Holladay served as a director for Sunrise Senior Living, Inc., a public company that provides senior living services in the United States, Canada and the United Kingdom. Mr. Holladay attained an M.Litt. in political and economic history from Oxford University, an M.A. in theology from Princeton Theological Seminary, and an A.B. in political science from the University of North Carolina, Chapel Hill. He holds honorary doctorates from Morehouse College and Nyack College.

As a result of these professional and other experiences, Mr. Holladay possesses particular knowledge of real estate investment and finance and the capital markets, which strengthens the Board’s collective knowledge, capabilities and experience.

Corporate Governance

Board Leadership Structure and Risk Oversight

Separate CEO and Chairman

Our Board does not have a mandatory policy with respect to the separation of the offices of chairman and the CEO. Currently, we have separated the roles of the CEO and chairman of the Board in recognition of the differences between the two roles. Mr. Seneff serves as the chairman of the Board and has unique knowledge, experience and relationships with the Board and management and within a broad spectrum of the real estate market. Mr. Seneff, as chairman of the Board, organizes the work of the board and ensures that the Board has access to sufficient information to carry out its functions. Mr. Seneff presides over meetings of the Board and shareholders, establishes the agenda for each meeting and oversees the distribution of information to directors. Mr. Mauldin, in his role as both vice chairman of the Board and CEO, is responsible for setting the strategic direction for the Company and for providing the day-to-day leadership of the Company.

Currently, we do not have a lead independent director. As described below, our Board has determined that three of the five members of our Board of directors are “independent.”

Board Structure and Director Independence

Under our organizational documents, we must have at least three but not more than eleven directors. The Board has currently set the number of directors at five. A majority of these directors must be “independent.” An “Independent Director” is defined under our Third Articles of Amendment and Restatement (the “Charter”) as one who is not, and within the last two years has not been, directly or indirectly associated with the Sponsor or the Advisor by virtue of (i) ownership of an interest in the Sponsor, the Advisor or any of their affiliates, (ii) employment by the Sponsor, the Advisor or any of their affiliates, (iii) service as an officer or director of the Sponsor, the Advisor or any of their affiliates, (iv) performance of services, other than as a director, for the Company, (v) service as a director or trustee of more than three real estate investment trusts sponsored by the Sponsor or advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Sponsor, Advisor or any of their affiliates. An indirect relationship shall include circumstances in which a director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with the Sponsor, the Advisor, any of their affiliates or the Company. A business or professional relationship is considered material if the gross revenue derived by the director from the Sponsor, the Advisor and any of their affiliates exceeds five percent of either the director’s annual gross revenue during either of the last two years or the director’s net worth on a fair market value basis. The Board annually reviews business and charitable relationships of directors in order to make a determination as to the independence of each director. Only those directors whom the Board determines have no material relationship with us or our affiliates that would impair their independent judgment are considered independent directors. The Board has considered the independence of each director and nominee for election as a director in accordance with the elements of independence set forth in our Charter and the elements of independence in the listing standards of the NYSE, even though our shares are not listed on the NYSE. After performing such a review, based upon information solicited from each nominee, the Board has affirmatively determined that each of Messrs. Martin, Haggerty and Holladay has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) other than as a director of the Company and each satisfies the elements of independence set forth in our Charter and in the listing standards of the NYSE, as currently in effect. There are no familial relationships between any of our directors and executive officers.

All Board members, through the chairman of the Board or the Audit Committee chairman, have input into meeting schedules, agendas and other important responsibilities of the Board or the Audit Committee.

We believe that our Board leadership structure is effective for the Company and provides for appropriate oversight of the Company’s risk management, by providing balanced leadership and by having strong independent leaders on the Board who are fully engaged and provide significant input into Board deliberations and decisions. Below is additional information about our risk oversight procedures.

Risk Oversight

One of the key functions of the Board is informed oversight of risk management. The Board’s role in risk oversight of the Company is consistent with the Company’s leadership structure, with the president and chief executive officer and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and the Board and the Audit Committee providing oversight of risk management efforts. At its regular meetings, the Board reviews the Company’s business and investment strategies and plans and seeks an understanding of the related risks as well as management’s approach to identifying and managing those risks. Throughout the year, the Board then provides guidance to management regarding the Company’s strategy and helps to refine its operating plans to implement the Company’s strategy. The Board then furthers its oversight function with support from the Audit Committee. The Audit Committee focuses on the adequacy of the Company’s enterprise risk management and risk mitigation processes. The Audit Committee meets regularly to discuss the strategic direction and the issues and opportunities facing the Company in light of trends and developments in the REIT industry and general business environment. Annually, Internal Audit presents the results of the enterprise risk assessment to the Audit Committee. The risk assessment approach includes reviewing the categories of risk the Company faces, including any fraud and business risks, as well as the likelihood of occurrence, the potential impact of those risks and mitigating measures. The involvement of the Audit Committee in setting the Company’s business strategy is critical to the determination of the types and appropriate levels of risk undertaken by the Company. The Audit Committee is also responsible for the oversight of risks from cybersecurity threats. Members of the Audit Committee receive updates at least annually from senior management, including leaders from the Chief Technology of our Sponsor, internal audit and legal teams regarding matters of cybersecurity. This includes existing and new cybersecurity risks, status on how management is addressing and/or mitigating those risks, cybersecurity and data privacy incidents (if any) and status on key information security initiatives. Our board of directors also engages in ad hoc conversations with management on cybersecurity-related news events and discuss any updates to our cybersecurity risk management and strategy programs

Officer and Director Hedging

Our Board has not adopted, and we do not have, any specific practices or policies regarding the ability of our officers and directors, as well as employees of our Advisor and their affiliates, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of shares of our common stock. Our common stock is not traded on any exchange, so there is no established market value for shares of our common stock. For the year ended December 31, 2023, there were no such hedging transactions by any of our officers and directors or by any employees of the Company, our Advisor, and their affiliates, or any of their designees.

Board Meetings and Attendance

The Board held seven (7) meetings in 2023. Two directors attended 100% of the meetings of the Board, and the third director attended six of seven meetings. Although the Company does not have a policy on director attendance at the annual meetings of stockholders, directors are encouraged to do so.

Committees of the Board

Audit Committee

The Company has a standing Audit Committee, the members of which are selected by the Board each year. The Audit Committee, which is composed entirely of Independent Directors, is chaired by an Independent Director. The current membership of the Audit Committee and other descriptive information is summarized below.

Independent Directors	Position

J. Chandler Martin
Michael P. Haggerty	M
J. Douglas Holladay	M
Number of 2023 Meetings	4

Committee Chair, Audit Committee Financial Expert, M Committee Member

The Audit Committee operates under a written charter adopted by the Board, which can be found in the Corporate Governance section of the Investor Relations page of our website, CNLHealthcareProperties.com.

The Audit Committee assists the Board by providing oversight responsibilities relating to the following:

•	The integrity of financial reporting;

•	The annual independent audit process;

•	The independence, qualifications and performance of our independent auditor;

•	Our systems of internal control over financial reporting and disclosure controls and procedures;

•	The performance of our internal audit department;

•	Compliance with management’s audit, accounting and financial reporting policies and procedures;

•	Our policies and procedures for risk assessment and risk management; and

•	The process to estimate the Company’s net asset value per share on an annual basis.

In addition, the Audit Committee engages and is responsible for the compensation and oversight of the Company’s independent auditors and internal auditors. In performing these functions, the Audit Committee meets periodically with the independent auditors, management and internal auditors (including private sessions) to review the results of their work.

During the year ended December 31, 2023, the Audit Committee held a total of four (4) meetings, including four (4) meetings with the Company’s independent auditors, internal auditors and management to discuss the annual and quarterly financial reports prior to the filing of such reports with the Securities and Exchange Commission (the “Commission”). Each member of the Audit Committee attended 100% of the meetings.

The Board has determined that each member of the Audit Committee is independent under our Charter and the listing standards of the NYSE, as currently in effect. In addition, the Audit Committee has determined that Mr. Martin is an “audit committee financial expert” under the rules and regulations of the Commission for purposes of Section 407 of the Sarbanes-Oxley Act of 2002.

More information about the Audit Committee can be found under “Item 2 – Ratification of Appointment of Independent Auditor,” beginning on page 16.

Other Board Committees

In August 2013, the Board initiated a process to estimate the Company’s net asset value per share and created the Valuation Committee comprised of Messrs. Martin, Haggerty and Holladay, each an independent director, charged with oversight of the Company’s valuation process (the “Valuation Committee”).

In April 2018, the Board appointed a special committee comprised of Messrs. Martin, Haggerty and Holladay, each an independent director (the “Special Committee”), to review and evaluate possible strategic alternatives and to act as independent and disinterested directors for purposes of Maryland law with respect to the review of possible strategic alternatives and all matters pertaining thereto.

Currently, the Company does not have a nominating committee or a compensation committee. The Board is of the view that it is not necessary to have a nominating committee at this time because the Board is composed of only five members, a majority of whom are “independent” (as defined under our Charter and the listing standards of the NYSE, as currently in effect). The entire Board participates in the consideration of any nominees to the Board. [The

Company’s charter requires that the directors must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets acquired by the Company and that at least one of the independent directors has three years of relevant real estate experience. While the Company does not have any other minimum qualifications with respect to nominees, the Board considers many factors in connection with each candidate, including judgment, integrity, prior experience, the value of the candidate’s experience relative to the experience of other board members and the candidate’s willingness to devote substantial time and effort to board responsibilities. The Board does not have a formal written policy regarding the consideration of diversity in identifying director nominees. Nevertheless, consideration of diversity will continue to be an important factor in identifying and recruiting new directors. The Board will consider recommendations made by stockholders for director nominees who meet the established director criteria set forth above. See “Communications with the Board and Stockholder Recommendations for Director Nominees” below.

The Board does not have a compensation committee because the Company is externally advised and does not have any employees. We do not separately compensate our executive officers for their services as officers. At such time, if any, as the Company’s shares of common stock are listed on a national securities exchange such as the NYSE or the NASDAQ Stock Market, or the Company has employees to whom it directly provides compensation, the Board will form a compensation committee, the members of which will be selected by the full Board annually.

Committee Charters and Other Corporate Governance Documents

The Board has adopted corporate governance policies and procedures that the Board believes are in the best interest of the Company and its stockholders as well as compliant with the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission, more particularly:

•	A majority of the Board and all of the members of the Audit Committee are independent, as discussed above in “Board Structure and Director Independence.”

•	The Board has adopted a charter for the Audit Committee; and one member of the Audit Committee is an “audit committee financial expert” as defined in Commission rules.

•	The Audit Committee hires, determines compensation of, and decides the scope of services performed by the Company’s independent auditors.

•

The Company has adopted a Code of Business Conduct that applies to all directors, managers, officers and employees of the Company, as well as all directors, managers, officers and employees of the Advisor. The Code of Business Conduct sets forth the basic principles to guide their day-to-day activities.

•

The Company has adopted a Whistleblower Policy that applies to the Company and all employees of the Advisor and establishes procedures for the anonymous submission of employee complaints or concerns regarding financial statement disclosures, accounting, internal accounting controls or auditing matters.

The Audit Committee Charter, and the Whistleblower Policy and the Code of Business Conduct are available in the Corporate Governance section of the Forms and Literature page of our website, CNLHealthcareProperties.com, and will be sent to any stockholder who requests them from CNL Client Services, 450 South Orange Avenue, 13th Floor, Orlando, Florida 32801, 866-650-0650.

Communications with the Board and Stockholder Recommendations for Director Nominees

Stockholders may communicate with the Board or individual directors by addressing their correspondence to the attention of the Board or to individual directors, c/o Tracey B. Bracco, Corporate Secretary, CNL Healthcare Properties, Inc., 450 South Orange Avenue, 14th Floor, Orlando, Florida, 32801. The Corporate Secretary will review and forward correspondence to the appropriate person or persons for response.

Stockholder recommendations for nominees for membership on the Board are given due consideration by the full Board based on the nominee’s qualifications, in the same manner as all other candidates. Stockholder nominee recommendations should be timely submitted in writing and include the candidates’ names and appropriate background and biographical information to the Board, c/o Tracey B. Bracco, Corporate Secretary, CNL Healthcare Properties, Inc., 450 South Orange Avenue, 14th Floor, Orlando, Florida, 32801. See “Stockholder Proposals and Nominations for the 2024 Annual Stockholders’ Meeting” for important information about submitting nominations.

Compensation of Directors

Two of our directors, Messrs. Seneff and Mauldin, are employed by and receive compensation from affiliates of our Advisor. We do not separately compensate them for their services as directors to the Company. Below is information regarding the compensation program in effect during 2023 for our independent directors.

Annual Board Retainer	$45,000
Annual Audit Committee Chair Retainer	$10,000
Annual Special Committee Retainer	$35,000
Annual Special Committee Chair Retainer	$10,000
Board and Committee Meeting Attendance Fees	$2,000 for each Board and Committee Meeting attended
Other Fees	$2,000 per day for other meetings and Company related business outside of normally scheduled Board and Committee meetings, however, no compensation is paid for attending Annual Meetings of Stockholders.

In addition to the above annual retainers and fees, we pay for or reimburse our independent directors for their meeting-related expenses. The purpose of our independent director compensation program is to allow us to continue to attract and retain qualified Board members and recognize the significant commitment required of our directors.

The following table gives information regarding the compensation we provided to our directors in 2023:

Name	Fees Earned or Paid in Cash	Total Compensation
James M. Seneff, Jr. (Chairman)	$—	$—
Stephen H. Mauldin	—	—
J. Chandler Martin	126,000	126,000
Michael P. Haggerty	106,000	106,000
J. Douglas Holladay	104,000	104,000

Executive Officers

The following sets forth the names, ages, positions currently held by and the experience of each of our executive officers.

Name	Age*	Position
Stephen H. Mauldin	55	President and Chief Executive Officer (Principal Executive Officer)

Ixchell C. Duarte	57	Chief Financial Officer, Senior Vice President and Treasurer (Principal Financial Officer)

Tracey B. Bracco	44	General Counsel, Senior Vice President and Secretary

John R. McRae	54	Senior Vice President

* As of September 10, 2024

Ixchell C. Duarte, Chief Financial Officer, Senior Vice President and Treasurer. Ms. Duarte has served as our chief financial officer and treasurer since February 2018 and as a senior vice president since March 2012. She previously served as the Company’s chief accounting officer from March 2012 to June 2017 and as a vice president from February 2012 to March 2012. Ms. Duarte has served as senior vice president and chief accounting officer of our Advisor since November 2013. Ms. Duarte served as senior vice president and chief accounting officer of CNL Lifestyle Properties, Inc., a public, non-traded REIT from March 2012 until its dissolution in December 2017. Ms. Duarte served as senior vice president and chief accounting officer of its advisor from November 2013 to December 2017. Ms. Duarte served as senior vice president and chief accounting officer of CNL Growth Properties, Inc., a public non-traded REIT from June 2012 until its dissolution in October 2017. Ms. Duarte served as senior vice president of its advisor from November 2013 to December 2017. She also served as senior vice president and chief accounting officer of Global Income Trust, Inc., another public non-traded REIT, from June 2012 until its dissolution in December 2015 and served as a senior vice president of its advisor from November 2013 to December 2016. Ms. Duarte served as senior vice president of CNL Healthcare Properties II, Inc., a public, non-traded REIT from January 2016 and as chief accounting officer from January 2016 to June 2017 and served as chief financial officer and treasurer from February 2018 until its dissolution in March 2020. Ms. Duarte has served as senior vice president and chief accounting officer of its advisor, CHP II Advisors, LLC, since July 2015. Prior to rejoining CNL affiliates in January 2012, Ms. Duarte served as controller at GE Capital, Franchise Finance from February 2007 through January 2012. Ms. Duarte served as senior vice president and chief accounting officer of Trustreet Properties, Inc., a publicly traded REIT, from February 2005 until the sale of Trustreet to GE Capital in February 2007. Ms. Duarte served as vice president and controller of CNL Restaurant Properties, Inc. from November 1999 through February 2005 and held various positions with CNL affiliates from September 1995 to February 2005, including director of accounting, controller, chief financial officer, secretary and treasurer. Prior to joining CNL’s affiliates, Ms. Duarte spent seven years working as an external financial auditor starting in the New York City audit practice of KPMG, LLP and then in the Orlando, FL audit practice of Coopers & Lybrand. She received a B.S. in accounting from the Wharton School of the University of Pennsylvania, is a certified public accountant and a chartered global management accountant.

Tracey B. Bracco, General Counsel, Senior Vice President and Secretary. Ms. Bracco has served as our general counsel, senior vice president and secretary of the Company since March 2018. Ms. Bracco previously served as assistant general counsel and assistant secretary of the Company from June 2014 until March 2018 and as vice president from March 2013 to March 2018. Ms. Bracco has also served as vice president of the Advisor since November 2013. Ms. Bracco also served as general counsel and secretary of CNL Healthcare Properties II, Inc., a public, non-traded REIT, from August 23, 2016 and as vice president from January 2016, until its dissolution in March 2020. Ms. Bracco has also served as vice president of CHP II Advisors, LLC, the advisor to CNL Healthcare Properties II, Inc. since its inception on July 9, 2015. Ms. Bracco has served as group general counsel, fund management of CNL Financial Group Investment Management, LLC since May 2018, and previously served as deputy general counsel, real estate (March 2016 to May 2018) and previously served as assistant general counsel (April 2013 to March 2016), where she oversees CNL’s non-traded REITS, as well as supervising the acquisition and asset management functions relating to fund management for CNL. Ms. Bracco serves as general counsel of CNL Strategic Capital, LLC, a public, non-traded operating company formed to acquire debt and equity of private U.S. businesses. Ms. Bracco served as assistant general counsel and assistant secretary of CNL Lifestyle Properties, Inc., a public, non-traded REIT, from June 2014 and as vice president since March 2013 until its dissolution in December 2017 and as vice president of its advisor since November 2013. Prior to joining CNL Lifestyle Properties, Inc., Ms. Bracco spent six years in private legal practice, primarily at the law firm of Lowndes, Drosdick, Doster, Kantor & Reed, P.A., in Orlando, Florida. Ms. Bracco is licensed to practice law in Florida and is a member of the Florida Bar Association and the Association of Corporate Counsel. She received a B.S. in Journalism from the University of Florida and a J.D. from Boston University School of Law.

John R. McRae, Senior Vice President. Mr. Mr. McRae has served as senior vice president since July 2022 and as the Advisor’s chief investment officer since 2015. Mr. McRae served as vice president of CNL Growth Properties III Member, LLC, the managing member of CNL Growth Properties III, LLC, since October 2017 until its dissolution in August 2022. Mr. McRae has served as senior vice president of CNL Growth Properties II Member, LLC, the managing member of CNL Growth Properties II, LLC until its dissolution in December 2020, since April 2015. Mr. McRae served as senior vice president of CNL Healthcare Properties II, Inc., a public, non-traded REIT from January 2016 until its dissolution in March 2020 and has served as senior vice president of its advisor since April 2016. Mr. McRae also served as vice president of CNL Financial Group Investment Management, LLC from October 2011 until his appointment as chief investment officer in March 2015. Mr. McRae has served as CNL Financial Group’s senior managing director, acquisitions responsible for domestic investment activities for CNL Growth Properties, Inc., and Global Income Trust, Inc. Mr. McRae oversees all aspects of the investment process including the structuring of joint venture arrangements, project financing, property underwriting and sourcing new investment opportunities. Mr. McRae has over 25 years of diversified real estate experience encompassing all functions of commercial real estate including development, leasing, financing and management. Prior to joining CNL, Mr. McRae served as senior vice president at Trammell Crow Company. Mr. McRae received a B.S. in business from the University of Florida.

Compensation of Executive Officers

We are externally advised and as such, although we have executive officers responsible for the management of the Company, we have no paid employees. All of our executive officers are employed by and  receive compensation from affiliates of our Advisor.

Share Ownership

Directors and Executive Officers

The following table sets forth information as of September 10, 2024 regarding the shares of the Company’s common stock beneficially owned by each director and nominee, by each executive officer and by all executive officers and directors as a group, based upon information furnished by such stockholders, directors and officers. Unless otherwise noted below, such persons have sole investment and voting power over the shares. Fractional shares are rounded to the nearest whole number. The address of the named officers and directors is CNL Center at City Commons, 450 South Orange Avenue, 14th Floor, Orlando, Florida 32801.

Name	Number of Shares	Percent of Shares
J. Chandler Martin	—	0.0%
Michael P. Haggerty	—	0.0%
J. Douglas Holladay	—	0.0%
James M. Seneff, Jr (1)	1,370,820	0.8%
Stephen H. Mauldin	6,133	0.0%
John R. McRae	—	0.0%
Ixchell C. Duarte	—	0.0%
Tracey B. Bracco	—	0.0%

All directors and executive officers as a group	1,376,953	0.8%

(8 persons)		*

FOOTNOTES:

(1)	Represents shares held of record by the Advisor.

*	The number of shares of our common stock beneficially owned by any director or executive officer did not exceed 1% of the total shares outstanding at September 10, 2024.

Five Percent Stockholders

There are no persons who are known to us to be the beneficial owners of more than 5% of our outstanding common stock as of December 31, 2023 or September 10, 2024.

Certain Relationships and Related Person Transactions

The Company is externally advised and has no direct employees. Certain of the Company’s executive officers are executive officers of, or are on the board of managers, of the Advisor.

In connection with services provided to the Company, affiliates are entitled to the following fees:

Advisor — Pursuant to the advisory agreement the Advisor and certain affiliates are entitled to receive fees and compensation in connection with the acquisition, management and sale of the Company’s assets, as well as the refinancing of debt obligations of the Company or its subsidiaries. In addition, the Advisor and its affiliates are entitled to reimbursement of actual costs incurred on behalf of the Company in connection with the Company’s organizational and offering, acquisition, and operating activities. Pursuant to the advisory agreement, as amended, through the completion of its acquisition phase, the Advisor receives investment services fees equal to 1.85% of the purchase price of properties (including its proportionate share of properties acquired through joint ventures) for services rendered in connection with the selection, evaluation, structure and purchase of assets. The Advisor also receives a financing coordination fee for services rendered with respect to refinancing of any debt obligations of the Company or its subsidiaries equal to 1.0% of the gross amount of the refinancing. In addition, the Advisor is entitled to receive a monthly asset management fee equal to 0.8% per annum (which was reduced in May 2021 from 1.0% per annum), based on the average real estate asset value (as defined in the advisory agreement) of the Company’s properties, including its proportionate share of properties owned through joint ventures. In June 2023, the Company renewed its advisory agreement with the Advisor for an additional two years through June 2025 and amended the terms of its advisory agreement with the Advisor. The amendment (i) revised the defined term “real estate asset value” from the greater of to the lesser of cost basis or the current independent valuation (before non-cash reserves and depreciation), and (ii) subordinated 0.05% of the 0.80% per annum asset management fee paid by the Company to the Advisor (based on the monthly average of the sum of the Company’s and the Company’s operating partnership’s respective daily real estate asset value). The subordinated fee will be forfeited and not paid to the Advisor in the event the Company does not achieve certain performance thresholds during certain measurement periods.

The Company will pay the Advisor, if a substantial amount of services are provided as determined by the Company’s independent directors, a disposition fee in an amount equal to 0.8% of (a) the gross market capitalization of the Company upon the occurrence of a listing on a national securities exchange, (b) the gross consideration paid to the Company or its stockholders upon the occurrence of any other liquidity event of the Company (including the sale of all or substantially all of the Company), or (c) the gross sales price upon the sale or transfer of one or more of its properties. The Company will not pay its Advisor a disposition fee in connection with the sale of investments that are securities. A disposition fee in the form of a usual and customary brokerage fee may be paid to an affiliate or related party of the Advisor, provided that when added to the sum of all brokerage and real estate fees and commissions paid to unaffiliated parties, the disposition fee to the Advisor may not exceed the lesser of (i) a competitive real estate or brokerage commission or (ii) an amount equal to 6% of the gross sales price.

Under the advisory agreement and the Company’s articles of incorporation, the Advisor will be entitled to receive certain subordinated incentive fees upon (a) sales of assets and/or (b) a listing (which would also include the receipt by the Company’s stockholders of securities that are approved for trading on a national securities exchange in exchange for shares of the Company’s common stock as a result of a merger, share acquisition or similar transaction). However, once a listing occurs, the Advisor will not be entitled to receive an incentive fee on subsequent sales of assets. The incentive fees are calculated pursuant to formulas set forth in the advisory agreement and the Company’s articles of incorporation. All incentive fees payable to the Advisor are subordinated to the return to investors of their invested capital plus a 6% cumulative, non-compounded annual return on their invested capital. Upon termination or non-renewal of the advisory agreement by the Advisor for good reason (as defined in the advisory agreement) or by the Company other than for cause (as defined in the advisory agreement), a listing or sale of assets after such termination or non-renewal will entitle the Advisor to receive a pro-rated portion of the applicable subordinated incentive fee.

Pursuant to the advisory agreement, the Advisor shall reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceed, in any four consecutive fiscal quarters commencing with the Expense Year ending June 30, 2013, the greater of 2% of average invested assets or 25% of net income (as defined in the advisory agreement) (“Limitation”), unless a majority of the Company’s independent directors determines that such excess expenses are justified based on unusual and non-recurring factors (“Expense Cap Test”). In performing the Expense Cap Test, the Company uses operating expenses on a GAAP basis after making adjustments. The Company did not incur operating expenses in excess of the Limitation for the Expense Years ended December 31, 2023 or 2022.

Expense Support and Restricted Stock Agreement — Pursuant to the expense support and restricted stock agreement, by and between the Company and the Advisor (as amended, the “expense support agreement”), the Advisor agreed to forgo the payment of fees in cash and accept restricted stock shares for services in an amount equal to the positive excess, if any, of (a) aggregate stockholder cash distributions declared for the applicable year, over (b) aggregate MFFO, each as defined in the expense support agreement. The restricted stock shares are subordinated and forfeited to the extent that shareholders do not receive their invested capital plus a 6% cumulative non-compounded annual return upon ultimate liquidity of the Company. Any amounts settled, and for which restricted stock shares were issued pursuant to the expense support agreement, have been permanently settled and the Company has no further obligation to pay such amounts. The expense support agreement was terminated effective June 8, 2023. The termination of the expense support agreement will not impact the previously issued restricted stock shares.

For the six months ended June 30, 2024, and for the years ended December 31, 2023 and 2022, the Company paid approximately $0.07 million, $0.14 million and $0.14 million, respectively, of cash distributions on restricted stock issued pursuant to the Advisor expense support agreement. These amounts have been recognized as compensation expense and included in general and administrative expenses in the consolidated statements of operations.

CNL Capital Markets LLC — CNL Capital Markets LLC, an affiliate of CNL, receives a sliding flat annual rate (payable monthly) based on the average number of investor accounts that will be open over the term of the agreement. For the six months ended June 30, 2024, and for the years ended December 31, 2023 and 2022, the Company incurred approximately $0.5 million, $0.9 million and $0.9 million in such fees, respectively. These amounts are included in general and administrative expenses in the consolidated statements of operations.

Co-venture partners —The Company incurs operating expenses which, in general, relate to administration of the Company and its subsidiaries on an ongoing basis.

The expenses and fees incurred by and reimbursable to the Company’s related parties, for the six months ended June 30, 2024, and for the years ended December 31, 2023 and 2022, and related amounts unpaid as of June 30, 2024, December 31, 2023 and 2022 are as follows (in thousands):

				Unpaid amounts as of (1)
	Six Months Ended June 30,	Years Ended December 31,		June 30,	December 31,
	2024	2023	2022	2024	2023	2022
Reimbursable expenses:
Operating expenses (2)	$1,464	$2,721	$3,056	$214	$180	$238
Investment services fee (3)	—	—	60	—	—	—
Disposition fee (4)	—	—	195	—	—	—
Financing coordination fees (5)	—	6,163	—	—	—	—
Asset management fees	6,674	13,856	14,074	1,112	1,112	1,159

Total	$8,138	$22,740	$17,385	$1,326	$1,292	$1,397

FOOTNOTES:

(1)	Amounts are recorded as due to related parties in the Company’s consolidated balance sheets.
(2)

Amounts are recorded as general and administrative expenses in the Company’s consolidated statements of operations unless such amounts represent prepaid expenses, which are capitalized in the Company’s consolidated balance sheets.

(3)

For the year ended December 31, 2022, the Company incurred approximately $0.1 million in investment services fees, all of which was capitalized and included in real estate assets, net in the Company’s consolidated balance sheets. For the six months ended June 30, 2024 and the year ended December 31, 2023, the Company did not incur any investment services fees.

(4)	Amounts are recorded as a reduction to gain on sale of real estate in the Company’s consolidated statements of operations.
(5)

For the year ended December 31, 2023, the Company incurred financing coordination fees of approximately $6.2 million, of which approximately $2.7 million was expensed in the Company’s consolidated statement of operations, and approximately $3.5 million were capitalized as loan costs and reflected in other assets or in credit facilities in the Company’s consolidated balance sheets. For the six months ended June 30, 2024 and the year ended December 31, 2022, the Company did not incur any financing coordination fees.

Policies Regarding Transactions with Certain Affiliates

Item 404 of the Commission’s Regulation S-K requires disclosure by the Company of any transaction between the Company and any related persons the amount of which exceeds $120,000 in which any related person had or will have a direct or indirect material interest. Related parties include any executive officers, directors, director nominees, beneficial owners of more than 5% of the Company’s voting securities, immediate family members of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed and in which such person has 10% or greater beneficial ownership interest.

In order to reduce or eliminate certain potential conflicts of interest, the Charter contains restrictions, and/or the Board has adopted written procedures, relating to (i) transactions between the Company and its Advisor or its affiliates, (ii) certain future offerings, and (iii) allocation of properties and loans among certain affiliated entities. These restrictions and procedures include the following:

Provision of goods and services—No goods or services will be provided by the Advisor or its affiliates to the Company except for transactions in which the Advisor or its affiliates provide those goods or services in accordance with the Charter, or, if a majority of the Company’s directors (including a majority of the Independent Directors) not otherwise interested in such transactions approve such transactions as fair and reasonable and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

Purchase or lease of properties—The Company will not purchase or lease properties in which the Sponsor, the Advisor, the directors or any affiliate has an interest without the determination by a majority of the directors (including a majority of the Independent Directors) not otherwise interested in such transaction that such transaction is fair and reasonable to the Company and at a price no greater than the cost of the asset to the Sponsor, Advisor, director or affiliate unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event shall the Company acquire any such asset at an amount in excess of its current appraised value. Further, the Company will not sell or lease properties to the Sponsor, Advisor, a director or any affiliates thereof unless a majority of the directors (including a majority of the Independent Directors) not otherwise interested in such transaction determine the transaction is fair and reasonable to the Company.

Loans to affiliates—The Company will not make loans to the Sponsor, the Advisor, the directors, or any affiliate thereof, except (i) mortgage loans subject to the restrictions governing mortgage loans in the Charter or (ii) to its wholly owned subsidiaries or to ventures or partnerships in which the Company holds an interest. Any loans to the Company by the Sponsor, the Advisor, the directors or any affiliates thereof must be approved by a majority of the directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair, competitive, commercially reasonable, and no less favorable to the Company than comparable loans between unaffiliated parties.

Borrowing from affiliates – The Company will not borrow money from the Sponsor, the Advisor, the directors or any affiliate thereof, unless a majority of the directors (including a majority of the Independent Directors) not otherwise interested in the transaction conclude that the transaction is fair, competitive, commercially reasonable and no less favorable to the Company than loans between unaffiliated parties under the same circumstances.

Voting of shares—With respect to shares owned by the Advisor, the directors or any affiliate thereof, neither the Advisor, nor the directors, nor any of their affiliates may vote or consent on matters submitted to the Company’s stockholders regarding the removal of the Advisor, the directors, or any affiliate thereof or any transaction between the Company and any of them. In determining the requisite percentage in interest of shares necessary to approve a matter on which the Advisor, the directors, and any affiliate thereof may not vote or consent, any shares owned by any of them shall not be included.

Item 2 – Ratification of Appointment of Independent Auditor

On the recommendation of the Audit Committee, the Board appointed the firm of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, as our independent auditor for 2024 (referred to throughout this proxy statement as the “independent auditor”). Although ratification by the stockholders is not required by law or the Company’s governance documents, the Company believes ratification of this appointment is good corporate practice because the audit of the Company’s books and records is a matter of importance to the Company’s stockholders. In the event this ratification is not received, the Audit Committee will reconsider the selection of PricewaterhouseCoopers LLP. However, the Board may nevertheless elect to retain them. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent auditor at any time during the year, if it determines that such a change would be in the best interests of the Company and our stockholders.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the 2024 Annual Meeting of Stockholders. They will have the opportunity to make a statement if they desire to do so and will be available to respond to questions from the Company’s stockholders.

Auditor Fees

PricewaterhouseCoopers LLP serves as the Company’s principal accounting firm and audited the Company’s consolidated financial statements for the years ended December 31, 2023 and 2022.

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements for the years ended December 31, 2023 and 2022, and fees billed for other services rendered (for audit and non-audit services and all “out-of-pocket” costs incurred in connection with these services) by PricewaterhouseCoopers LLP during these periods.

	2023	2022
Audit fees	$827,900	$819,800
Audit-related fees	—	—
Tax fees	385,050	636,842
All other fees	—	—

Total	$1,212,950	$1,456,642

Audit Fees – Consists of professional services rendered in connection with the annual audit of the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K and quarterly reviews of the Company’s interim financial statements included in the Company’s quarterly reports on Form 10-Q. Audit fees also include fees for services performed by PricewaterhouseCoopers that are closely related to the audit and in many cases could only be provided by the Company’s independent auditors. Such services include consents related to the Company’s registration statements, assistance with, and review of, other documents filed with the Commission and accounting advice on completed transactions.

Audit-Related Fees – There were no professional services rendered by PricewaterhouseCoopers that would be classified as audit-related fees during the years ended December 31, 2023 and 2022.

Tax Fees – Consists of services related to corporate tax compliance, including preparation of corporate tax returns, review of the tax treatments for certain expenses, tax due diligence or other consulting fees.

All Other Fees – There were no professional services rendered by PricewaterhouseCoopers that would be classified as other fees during the years ended December 31, 2023 and 2022.

Audit Committee Pre-Approval Policy

Under the Company’s Audit Committee Charter, the Audit Committee must pre-approve all audit and non-audit services provided by the independent auditors to assure that the provisions of such services do not impair the auditor’s independence. The policy, as described below and set forth in the Audit Committee Charter sets forth conditions and procedures for such pre-approval of services to be performed by the independent auditor and utilizes both a framework of general pre-approval for certain specified services and specific pre-approval for all other services.

The annual audit services, as well as all audit-related services (assurance and related services that are reasonably related to the performance of the auditor’s review of the financial statements or that are traditionally performed by the independent auditor), require the specific pre-approval of the Audit Committee. The Audit Committee may, however, grant general pre-approval for other audit services, which are those services that only the independent auditor reasonably can provide (such as comfort letters or consents). The Audit Committee has pre-approved all tax services and may grant general pre-approval for those permissible non-audit services that it has classified as “all other services” because it believes such services are routine and recurring services and would not impair the independence of the auditor.

The fee amounts for all services to be provided by the independent auditor are established annually by the Audit Committee, and any proposed service fees exceeding approved levels will require specific pre-approval by the Audit Committee. Requests to provide services that require specific approval by the Audit Committee are submitted to the Audit Committee by the independent auditor, the chief financial officer and the chief executive officer, and must include a joint statement as to whether, in their view, the request is consistent with the Commission’s rules on auditor independence.

Audit Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) except to the extent that the Company incorporates it by specific reference.

Review and Discussions with Management. The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2023 with the management of the Company. The Audit Committee also discussed with the Company’s senior management the process for certifications by the Company’s chief executive officer and chief financial officer required by the Commission and the Sarbanes-Oxley Act of 2002 for certain of the Company’s filings with the Commission.

Review and Discussions with Independent Auditors. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent registered certified public accounting firm, the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 16, “Communications with Audit Committees,” which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. In addition, the Audit Committee has reviewed the selection, application and disclosure of the Company’s critical accounting policies. The Audit Committee has also received written disclosures and letters from PricewaterhouseCoopers LLP required by Rule 3524 and Rule 3526 of the Public Company Accounting Oversight Board, “Communication with Audit Committees Concerning Independence,” and has discussed with PricewaterhouseCoopers LLP their independence from the Company.

Conclusion. Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the 2023 Annual Report on Form 10-K for filing with the Commission.

The Audit Committee:

J. Chandler Martin

Michael P. Haggerty

J. Douglas Holladay

Other Information about the Meeting

Voting and Attendance Information

How to vote: You may vote by proxy by internet, telephone or mail, or you may attend the meeting and vote in person. Please see your proxy card or Notice Regarding the Availability of Proxy Materials for more detailed voting instructions, or refer to the information your bank, broker or other nominee provided to you. If you vote by proxy before the meeting, you may revoke your proxy at any time before it is exercised at the meeting by filing with our Corporate Secretary a written notice of revocation, submitting a proxy bearing a later date, or attending the meeting and voting in person. Please see “Attending the Meeting in Person” below for information about attending the meeting. Even if you plan to attend, we request that you vote by proxy promptly. If you attend the meeting and wish to vote in person, your proxy will not be used.

Who can vote: Only stockholders of record of CNL Healthcare Properties common stock as of the close of business on September 6, 2024 are entitled to vote at the meeting. As of that date, we had outstanding approximately 175,274,045 shares of common stock, the only class of stock outstanding and entitled to vote at the meeting. The holders of common stock are entitled to one vote for each share registered in their names on the record date with respect to all matters to be acted upon at the meeting. If your shares are held through a bank, broker or other nominee, see “Voting by Street Name Holders” below regarding directing your record holder on how to vote your shares.

Quorum: The presence at the meeting, in person or by proxy, of 50% of the shares outstanding on the record date will constitute a quorum. Abstentions and broker non-votes (defined below) will be considered as shares present for purposes of determining the presence of a quorum.

Voting by Street Name Holders: If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name,” and these proxy materials are being forwarded to you by your bank, broker or nominee (the “street name holder”) along with a voting instruction card. As the beneficial owner, you have the right to direct your street name holder how to vote your shares; and the street name holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your street name holder at least ten days before the meeting, the street name holder will be entitled to vote your shares in its discretion on Item 2 (Ratification of Independent Auditor), but will not be able to vote your shares on any other proposal, and your shares will be counted as “broker non-votes” on Item 1 (Election of Directors).

How your votes are counted and the votes required for approval: Shares represented by valid proxies received will be voted in the manner specified on the proxies. If no instructions are indicated on the proxy, the proxy will be voted as recommended by our Board. If other matters are properly presented at the meeting for consideration, the persons appointed as proxies on your proxy card will have the discretion to vote on these matters for you. The affirmative vote of a majority of the votes cast on each matter will be required to elect each director and to ratify the appointment of our independent auditor. Abstentions and broker non-votes will not be considered as votes cast with respect to the applicable matter and, therefore, will have no effect on the voting results.

Attending the Meeting in Person: Only stockholders of record as of the record date, September 6, 2024, or their proxy holders and our guests may attend the 2024 Annual Meeting of Stockholders. In addition, you must register in advance to attend the 2024 Annual Meeting in person. To register, please send an email to cnlhealthcareannualmtg@cnl.com, along with your name, mailing address, email address and proof that you own shares of the Company. If your shares are held in street name (in the name of your broker, bank or other nominee), please include an account statement or letter from the street name holder indicating that you beneficially owned the registered shares on September 6, 2024, the record date for voting. You will receive confirmation back regarding your registration to attend the meeting in person. Personal photo identification and a copy of the confirmation of your advance registration to attend will be required to enter the meeting, which will be held at CNL Center at City Commons, Tower I, 13th Floor, 450 South Orange Avenue, Orlando, Florida 32801. To obtain directions to the 2024 Annual Meeting, please call the Company at (407) 650-1000.

The use of cameras at the meeting is prohibited and cameras will not be allowed into the meeting or any other adjacent areas, except by credentialed media. We realize that many mobile phones have built-in cameras. While these phones may be brought into the venue, the camera function may not be used at any time. For safety and security reasons, bags, briefcases and other items will be subject to security check.

If your shares are held in street name (in the name of your broker, bank or other nominee), you will also not be allowed to vote your shares in person at  the meeting, unless you obtain a legal proxy from the record holder that holds your shares.

Revocation of Proxies

You may revoke your proxy and change your vote before the proxies are voted at the 2024 Annual Meeting. You may change your vote using the internet or telephone methods described herein, prior to the applicable cutoff time before the 2024 Annual Meeting, in which case only your latest internet or telephone proxy will be counted. Alternatively, you may revoke your proxy and change your vote by signing and returning a new form of proxy dated as of a later date, or by attending the 2024 Annual Meeting and voting in person. However, your attendance at the 2024 Annual Meeting will not automatically revoke your proxy, unless you properly vote at the meeting, or specifically request that your prior proxy be revoked by delivering a written notice of revocation to the Company prior to the meeting at the following address: Attention: Tracey Bracco, Corporate Secretary, CNL Healthcare Properties, Inc., CNL Center at City Commons, 450 South Orange Avenue, 14th Floor, Orlando, Florida, 32801.

Stockholder Proposals and Nominations for the 2025 Annual Stockholders’ Meeting

In order for proposals of stockholders to be considered for inclusion in our proxy materials relating to the annual meeting of stockholders in 2025 pursuant to Rule 14a-8 of the Exchange Act, they must be received in writing not less than 120 calendar days before the first anniversary of the date the Company released its proxy statement for the 2024 annual meeting and must otherwise comply with Rule 14a-8 of the Exchange Act. Accordingly a stockholder nomination for director or proposal of business intended to be considered at the 2025 annual meeting of stockholders must be received by our Corporate Secretary not later than May 26, 2025 to be considered for inclusion in the Company’s 2025 annual proxy statement. Proposals should be sent to: Attention: Tracey Bracco, Corporate Secretary, CNL Healthcare Properties, Inc., CNL Center at City Commons, 450 South Orange Avenue, 14th Floor, Orlando, Florida 32801. In order to avoid controversy, stockholders should submit their proposals by means, including electronic means, that permit them to prove the date of delivery. While the Board of Directors will consider stockholder proposals, the Company reserves the right to omit from its annual proxy statement stockholder proposals that it is not required to include under the Exchange Act and the Company’s Bylaws, including as a result of Rule 14a-8 under the Exchange Act.

Under our bylaws, in order for a stockholder to bring business before or to make a proposal outside of Rule 14a-8 of the Exchange Act or to propose director nominations at an annual meeting, the stockholder must give written notice to our Corporate Secretary not less than 120 days nor more than 150 days in advance of the anniversary date of the immediately preceding annual meeting of stockholders. The notice must contain specified information about the proposed business or each nominee and the stockholder making the proposal or nomination. If the annual meeting is scheduled for a date that is more than 30 days prior to or more than 60 days after such anniversary date, the notice given by the stockholder must be received not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of 90 days prior to such annual meeting.

To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically no later than 60 calendar days prior to the anniversary of the previous year’s annual meeting date. For the 2025 annual meeting, that deadline is September 21, 2025.

Solicitation of Proxies

In addition to the solicitation of proxies by mail or internet, proxies may be solicited by telephone, facsimile or in person by directors and officers of the Company, or certain employees of CNL Capital Markets, LLC. CNL Securities Corp., and affiliates of our Advisor, without special compensation therefor. In addition, we have retained Broadridge Investor Communications Solutions, Inc. to assist in the solicitation of proxies for a fee of approximately $356,535, plus reimbursement for reasonable out-of-pocket expenses. All expenses of this solicitation, including the cost of preparing and mailing this proxy statement, and the reimbursement of brokerage houses and other nominees for their reasonable expenses in forwarding proxy material to beneficial owners of stock, will be paid by us.

Elimination of Duplicative Annual Meeting Materials

Some banks, brokers and other nominee record holders may be “householding” our proxy statements and annual reports. This means that only one copy of the proxy statement or annual report to stockholders may have been sent to multiple stockholders in one household. We will promptly deliver a separate copy of either document to stockholders who write or call us at the following address or telephone number: Attention: Tracey Bracco, Corporate Secretary, CNL Healthcare Properties, CNL Center at City Commons, 450 South Orange Avenue, 14th Floor, Orlando, Florida 32801, telephone: 866-650-0650. Stockholders wishing to receive separate copies of the proxy statement or annual report to stockholders in the future, or stockholders currently receiving multiple copies of the proxy statement or the annual report who would prefer that a single copy of each be delivered, should contact their bank, broker or other nominee record holder or Broadridge Investor Communications Solutions, Inc. at (855) 928-4482.

Other Matters

The Board of Directors does not know of any business to be presented at the 2024 Annual Meeting of Stockholders other than the matters described in this proxy statement. If other business is properly presented for consideration at the meeting, the proxies will vote the shares in their discretion.

ANNEX 1

2024 FORM OF PROXY

CNL Healthcare Properties, Inc. (Logo)

P.O. Box 4920

Orlando, FL 32802-4920

VOTE BY INTERNET— www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the prompts to obtain your records and create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the touch-tone prompts.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge Investor Communication Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

Register to receive all future stockholder communications electronically, instead of in print by mail. This means that the annual report, Proxy Statement, and other correspondence can be accessed via the Internet, including distribution statements and tax forms. To sign up to receive these mailings electronically, or to review or change your current delivery preferences, visit our website at www.cnlhealthcareproperties.com/gopaperless.

CNL HEALTHCARE PROPERTIES, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:

1. Election of five (5) directors, each for a term expiring at the 2025 annual meeting of stockholders or until his successor is duly elected and qualified.

Nominees

01)	James M. Seneff, Jr.

For ☐	Against ☐	Abstain ☐

02)	Stephen H. Mauldin

For ☐	Against ☐	Abstain ☐

03)	J. Chandler Martin

For ☐	Against ☐	Abstain ☐

04)	Michael P. Haggerty

For ☐	Against ☐	Abstain ☐

05)	J. Douglas Holladay

For ☐	Against ☐	Abstain ☐

2. Ratification of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2024.

For ☐	Against ☐	Abstain ☐

3. Transaction of such other business as may properly come before the 2024 Annual Meeting or any adjournment or postponement thereof.

For ☐	Against ☐	Abstain ☐

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying proxy statement and notice of the 2024 Annual Meeting, and hereby revoke(s) any proxy or proxies heretofore given with respect to the 2024 Annual Meeting. This proxy may be revoked at any time before it is exercised.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

The Proxy Statement and the 2024 Annual Report to Stockholders are available at:

www.proxyvote.com

PROXY

CNL HEALTHCARE PROPERTIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby constitutes and appoints each of James M. Seneff, Jr. and Stephen H. Mauldin, each of them as proxies with full power of substitution in each to attend, for and in the name of the undersigned to appear and vote all shares of common stock of CNL Healthcare Properties, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on November 20, 2024 at 10:00 a.m. Eastern Time, at CNL Center at City Commons, Tower I, 450 S. Orange Avenue, 13th Floor, Orlando, FL 32801, and at any and all adjournments thereof, with all powers the undersigned would have if personally present, hereby revoking all proxies previously given.

The votes entitled to be cast by the undersigned will be cast as directed. If the Proxy is executed,

but no direction is given, the votes entitled to be cast by the undersigned will be cast “FOR ALL” or

“FOR” the proposals stated.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

2024 Annual Meeting of Stockholders

Wednesday, November 20, 2024, 10:00 a.m. Eastern Time

CNL Center at City Commons

Tower I, 13th Floor

450 S. Orange Avenue

Orlando, Florida 32801

Attached below is your proxy card for the 2024 Annual Meeting of Stockholders of

CNL Healthcare Properties, Inc.

You may vote by Telephone, by Internet, or by Mail.

To vote by Telephone or Internet, see instructions on reverse side.

To vote by Mail, please return your proxy in the enclosed Business Reply Envelope.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com

Annex 2

CNL Healthcare Properties

Be the vote that counts.

CNL HEALTHCARE PROPERTIES, INC.

2024 Annual Meeting

November 20, 2024

VOTE NOW

Be the vote that counts. CNL HEALTHCARE PROPERTIES, INC. 2024 Annual Meeting November 20, 2024 VOTE NOW

Why Should I Vote? As an investor in this security, you have the right to vote on important matters. This is your opportunity to make a direct impact on yourinvestment. Your vote counts! Ways to Vote 2956064134689 ProxyVote 800.690.6903 Important Information For holders as of September 6, 2024 Vote Common Shares by: November 19, 2024 Control Number: 0123456789012345 The success of CNL Healthcare Properties’ annual meeting depends largely on your participation. Every vote counts. If enough votes are not cast in advance of the meeting, the company may have to adjourn and reschedule the meeting, thus incurring additional costs. Thank you for your continued support and prompt attention to this matter. View documents: Proxy Statement Annual Report (c) 2024 Broadridge Financial Solutions Inc. P.O. Box 1310, Brentwood, NY 11717 ProxyVote and Broadridge are trademarks of Broadridge Financial Solutions Inc. CUSIP is a registered trademark of the American Bankers Association. All other registered marks belong to their respective owners. Email Settings | Terms and Conditions | Privacy Statement

CNL Healthcare Properties

PLEASE VOTE

IMPORTANT DOCUMENTS ENCLOSED,
BE THE VOTE THAT COUNTS!

CNL *Healthcare Properties*

Your Vote is Important.
Please Vote Your Shares Today!

The annual shareholders meeting will be held on November 20, 2024. Whether or not you plan to attend, your vote is very important. **You can vote your shares by internet, telephone, or mail.**

Simply follow the below instructions, which are also on the enclosed form. For your convenience, we've highlighted where you can find your unique Control Number. **If you have any questions, or need assistance, please call 1-855-928-4482.**

0000 0000 0000 0000
NOTE: This is not an actual Control Number. Please refer to the proxy card for your unique Control Number.

0000 0000 0000 0000
NOTE: This is not an actual Control Number. Please refer to the voting instruction form for your unique Control Number.

ONLIN

WWW.PROXYVOTE.COM
Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form.

PHONE

WITHOUT A PROXY CARD
Call 1-855--928-4482 Monday to Friday, 9:00 a.m. to 9:00 p.m. ET to speak with a proxy specialist.

WITH A PROXY CARD
Call 1-800-690-6903 to vote using the automated system.

MAIL

VOTE PROCESSING
Mark, sign and date your ballot and return it in the postage-paid envelope provided.